Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Rentals Reports

Fourth Quarter and Full Year 2024 Results

BATON ROUGE, La. -- (February 21, 2025) -- H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”, the “Company”, d/b/a "H&E Rentals") today announced results for the fourth quarter and full year ended December 31, 2024. Also, the Company noted its agreement to be acquired by Herc Holdings Inc. (NYSE: HRI) announced earlier this week, which will bring together two companies with a combined 120 years of industry experience who are committed to customer service and excellence.

FOURTH QUARTER 2024 SUMMARY WITH A COMPARISON TO FOURTH QUARTER 2023

•
Revenues decreased 0.4% to $384.1 million compared to $385.8 million.
•
Net income totaled $32.8 million compared to $53.5 million. The effective income tax rate was 13.6% compared to 19.4%.
•
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 5.6% to $174.9 million compared to $185.2 million. Adjusted EBITDA margin was 45.5% compared to 48.0%.
•
Total equipment rental revenues were $319.4 million, an increase of $2.6 million, or 0.8%, compared to $316.9 million. Rental revenues were $283.0 million, an increase of $2.4 million, or 0.9%, compared to $280.6 million.
•
Sales of rental equipment decreased 30.1% to $28.4 million compared to $40.6 million. Margins declined to 58.9% compared to 66.0%.
•
Sales of new equipment totaled $20.5 million, an increase of 109.0% compared to $9.8 million.
•
Total gross margin declined to 43.6% compared to 48.3%.
•
Total equipment rental gross margins were 44.9% compared to 48.2%. Rental gross margins were 50.9% compared to 54.2%.

-MORE-

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

•
Average time utilization (based on original equipment cost) was 66.4% compared to 68.4%. The Company’s rental fleet, based on original equipment cost, ended 2024 at approximately $2.9 billion, or growth of 5.5%.
•
Average rental rates declined 1.1% from the year-ago quarter and 0.3% on a sequential quarterly basis, excluding acquisitions completed within the last twelve months.
•
Dollar utilization was 38.2% compared to 40.3%.
•
Average rental fleet age on December 31, 2024, was 41.7 months compared to an industry average age of 48.6 months.
•
Paid regular quarterly cash dividend of $0.275 per share of common stock.

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2024

Revenue

Total revenues decreased 0.4% to $384.1 million in the fourth quarter of 2024 from $385.8 million in the fourth quarter of 2023. Total equipment rental revenues increased 0.8% to $319.4 million compared to $316.9 million in the year-ago quarter. Rental revenues increased 0.9% to $283.0 million compared to $280.6 million in the same period of comparison. Sales of rental equipment decreased 30.1% to $28.4 million compared to $40.6 million in the fourth quarter of 2023. Sales of new equipment increased 109.0% to $20.5 million compared to $9.8 million in the same quarter of 2023.

Gross Profit

Gross profit decreased 10.1% in the fourth quarter of 2024 to $167.6 million compared to $186.3 million in the fourth quarter of 2023. Gross margin of 43.6% for the fourth quarter of 2024 compared to 48.3% over the same period of comparison. On a segment basis, and relative to the fourth quarter of 2023, gross margin on total equipment rentals was 44.9% compared to 48.2%. Rental margin was 50.9% compared to 54.2%. On average, rental rates in the fourth quarter of 2024 declined 1.1% compared to rates in the fourth quarter of 2023. Time utilization (based on original equipment cost) was 66.4% in the fourth quarter of 2024 compared to 68.4% in the year-ago quarter. Gross margin on sales of rental equipment declined to 58.9% compared to 66.0%, while gross margin on sales of new equipment improved to 17.8% compared to 15.3%.

Rental Fleet

At the end of the fourth quarter of 2024, the original equipment cost of the Company’s rental fleet was approximately $2.9 billion, representing an increase of $153.3 million, or 5.5% compared to the fourth quarter of 2023. Dollar utilization for the fourth quarter of 2024 was 38.2% compared to 40.3% in the fourth quarter of 2023.

Selling, General and Administrative ("SG&A") Expenses

SG&A expenses for the fourth quarter of 2024 were $117.0 million, an increase of $10.4 million, or 9.7%, compared to $106.6 million in the fourth quarter of 2023. The increase was due primarily to higher professional fees, which included transaction-related costs of approximately $4.4 million, as well as increased facilities costs and higher depreciation and amortization expenses. SG&A expenses in the fourth quarter of 2024 as a percentage of total revenues were 30.5% compared to 27.6% in the fourth quarter of 2023. Approximately $10.5 million of SG&A expenses in the fourth quarter were attributable to the Company's expansion activities during and since the fourth quarter of 2023.

Income from Operations

Income from operations for the fourth quarter of 2024 was $53.8 million, or 14.0% of revenues, compared to $81.2 million, or 21.1% of revenues in the same quarter of 2023. Income from operations in the fourth quarter of 2024 included pre-tax transaction expenses of $4.4 million.

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

Adjusted income from operations in the fourth quarter, excluding the transaction expenses, was $58.2 million, or 15.2% of revenues.

Interest Expense

Interest expense was $17.6 million for the fourth quarter of 2024 compared to $16.3 million in fourth quarter of 2023.

Net Income

Net income in the fourth quarter of 2024 was $32.8 million, or $0.90 per diluted share, compared to net income of $53.5 million, or $1.47 per diluted share, in the fourth quarter of 2023. Net income in the fourth quarter of 2024 included pre-tax transaction expenses of $4.4 million. Adjusted net income in the fourth quarter, excluding the transaction expenses, was $36.1 million, or $0.99 per diluted share. The effective income tax rate for the fourth quarter of 2024 was 13.6%, or 14.8% adjusted for the transaction expenses and compared to 19.4% in the same quarter of 2023.

Adjusted EBITDA

Adjusted EBITDA in the fourth quarter of 2024 decreased 5.6% to $174.9 million compared to $185.2 million in the fourth quarter of 2023. Adjusted EBITDA margin in the fourth quarter of 2024 was 45.5% of revenues compared to 48.0% a year-ago quarter.

FINANCIAL DISCUSSION FOR THE YEAR ENDED DECEMBER 31, 2024

Revenue

Revenues totaled $1,516.6 million, an increase of $47.4 million, or 3.2%, compared to $1,469.2 million in 2023. Total equipment rental revenues increased 5.7% to $1,253.3 million compared to $1,186.2 million in the previous year. Rental revenues increased 5.4% to $1,108.3 million compared to $1,051.6 million in 2023. Sales of rental equipment decreased 15.7% to $139.2 million from $165.1 million in the previous year, while sales of new equipment increased 42.2% to $55.6 million compared to $39.1 million over the same period of comparison.

Gross Profit

Gross profit decreased 1.4%, or $9.3 million, to $675.2 million in 2024 from $684.5 million in 2023. Gross margin declined to 44.5% in 2024 compared to 46.6% for 2023. On a segment basis and relative to the previous year, gross margin on total equipment rentals was 44.8% compared to 46.7%, with a rental margin of 50.4% compared to 52.1%. On average, 2024 rental rates increased 0.8% compared to 2023. In 2024, time utilization (based on original equipment cost) of 66.0% compared to the year-ago result of 68.8%. Gross margins on sales of rental equipment improved to 61.4% compared to 60.5% while gross margins on sales of new equipment improved to 18.0% compared to 14.1%.

Selling, General and Administrative Expenses

SG&A expenses in 2024 were $455.6 million compared to $405.4 million in 2023, an increase of $50.1 million, or 12.4%. The increase was due primarily to higher employee salaries, wages, payroll taxes, and other related employee costs, as well as higher expenses attributable to depreciation and amortization, facilities and professional fees. Approximately $44.5 million of the increase in SG&A expenses in 2024 were associated with branches opened or acquired during or after the fourth quarter of 2023. In 2024, SG&A expenses as a percentage of total revenues were 30.0% compared to 27.6% in 2023.

Income from Operations

Income from operations in 2024 totaled $229.3 million, or 15.1% of revenues, compared to $276.7 million, or 18.8% of revenues in 2023. Income from operations in 2024 included pre-tax

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

transaction expenses of $4.4 million. Adjusted income from operations in 2024, excluding the transaction expenses, was $233.7 million, or 15.4% of revenues.

Interest Expense

Interest expense in 2024 was $73.0 million compared to $60.9 million in the previous year.

Net Income

Net income in 2024 totaled $123.0 million, or $3.37 per diluted share, compared to net income in 2023 of $169.3 million, or $4.66 per diluted share. Net income in 2024 included pre-tax transaction expenses of $4.4 million. Adjusted net income in 2024, excluding the transaction expenses, was $126.3 million, or $3.46 per diluted share. The effective income tax rate in 2024 was 24.3% compared to 24.2% in 2023.

Adjusted EBITDA

Adjusted EBITDA for 2024 decreased 0.4% to $685.2 million compared to $688.2 million in 2023. Adjusted EBITDA margin in 2024 was 45.2% of revenues compared to 46.8% in 2023.

Non-GAAP Financial Measures

This press release contains certain non-GAAP (generally accepted accounting principles) measures (EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per share and the disaggregation of equipment rental revenues and cost of sales numbers) detailed below. EBITDA and Adjusted EBITDA are non-GAAP measures as defined under the rules of the Securities and Exchange Commission ("SEC"). We define Adjusted EBITDA for the periods presented as EBITDA adjusted for non-cash stock-based compensation expense, the impairment of goodwill, and transaction expenses. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have material limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because it eliminates items related to components of our capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment) and amortization of intangible assets. For Adjusted EBITDA, we eliminate non-cash items such as non-cash stock-based compensation expense and any other non-recurring items described above applicable to the particular period. However, some of these eliminated items are necessary to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment; and (iv) stock compensation expense while non-cash, is an element of our costs. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as performance measures and also consider our GAAP results. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

performance or liquidity under GAAP and, accordingly, should not be considered alternatives to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

We use Adjusted Income from Operations, Adjusted Net Income and Adjusted Net Income per Share ("Adjusted Income Measures") in our business operations to, among other things, analyze our financial performance on a comparative period basis without the effects of significant one-time, non-recurring items. We define the Adjusted Income Measures for the periods presented as Income from Operations, Net Income and Net Income per Share, respectively, adjusted for the impairment of goodwill and transaction expenses. Additionally, we believe Adjusted Income Measures, in combination with financial results calculated in accordance with GAAP, provide investors with useful information and additional perspective concerning future profitability. However, Adjusted Income Measures are not measurements of our financial performance under GAAP and, accordingly, should not be considered in isolation or as alternatives to GAAP Income from Operations, Net Income and Net Income per Share. Because Adjusted Income Measures may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

We have presented in a supplemental schedule the disaggregation of our equipment rental revenues to provide further detail in evaluating the period over period performance of our rental business relative to equipment rental gross profit and equipment rental gross margin and believe these non-GAAP measures may be useful to investors for this reason. However, you should not consider this in isolation, or as substitutes for analysis of our results as reported under GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the financial tables accompanying this earnings release.

Conference Call

The Company will not host a conference call to discuss fourth quarter and full year 2024 reported results.

About H&E Rentals

Founded in 1961, H&E is one of the largest rental equipment companies in the nation. The Company’s fleet is comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies and has branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast, Southeast, Midwest and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic and geopolitical conditions in North America and elsewhere throughout the globe and construction and industrial activity in the markets where we operate in North America; (2) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty on the markets we serve (including as a result of

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

current uncertainty due to inflation and increasing interest rates); (3) the impact of conditions in the global credit and commodity markets and their effect on construction spending and the economy in general; (4) trends in oil and natural gas which could adversely affect the demand for our products and services; (5) our inability to obtain equipment and other supplies for our business from our key suppliers on acceptable terms or at all, as a result of supply chain disruptions, insolvency, financial difficulties, supplier relationships or other factors; (6) increased maintenance and repair costs as our fleet ages and decreases in our equipment’s residual value; (7) risks related to a global pandemic and similar health concerns, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our ability to consummate such acquisitions; (10) our ability to integrate any businesses or assets we acquire; (11) competitive pressures; (12) security breaches, cybersecurity attacks, increased adoption of artificial intelligence technologies, failure to protect personal information, compliance with data protection laws and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) risks related to climate change and climate change regulation; (15) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; (16) our ability to complete the pending transaction as contemplated by the Agreement and Plan of Merger with Herc Holdings Inc., the parties’ ability to satisfy the conditions to the consummation of the cash tender offer and the other conditions set forth in the Merger Agreement; (17) risks associated with substantial costs and management resources required to consummate the exchange offer and merger; (18) the impact of certain interim covenants that we are subject to under the Herc Holdings Inc. Merger Agreement, including those that might discourage a potential third-party acquirer; (19) business uncertainties and contractual restrictions we are subject to during the pendency of the exchange offer and merger, that could disrupt our business and affect our relationships with existing and prospective employees, suppliers and other business partners; (20) risks associated with failure to consummate the merger; and (21) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release, whether as a result of any new information, future events or otherwise. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

H&E EQUIPMENT SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Equipment rentals	$319,425	$316,874	$1,253,325	$1,186,152
Sales of rental equipment	28,359	40,598	139,201	165,074
Sales of new equipment	20,461	9,791	55,597	39,099
Parts, service and other	15,837	18,543	68,460	78,891
Total revenues	384,082	385,806	1,516,583	1,469,216
Cost of revenues:
Rental depreciation	$96,340	88,876	375,330	347,022
Rental expense	42,571	39,649	173,994	156,818
Rental other	36,935	35,492	142,434	128,873
	175,846	164,017	691,758	632,713
Sales of rental equipment	11,668	13,787	53,674	65,183
Sales of new equipment	16,815	8,291	45,592	33,569
Parts, service and other	12,152	13,372	50,359	53,290
Total cost of revenues	216,481	199,467	841,383	784,755
Gross profit	167,601	186,339	675,200	684,461
Selling, general and administrative expenses	116,996	106,620	455,554	405,432
Impairment of goodwill	—	—	—	5,714
Gain on sales of property and equipment, net	3,216	1,523	9,665	3,389
Income from operations	53,821	81,242	229,311	276,704
Other income (expense):
Interest expense	(17,590)	(16,349)	(72,954)	(60,891)
Other, net	1,707	1,533	6,189	7,384
Total other expense, net	(15,883)	(14,816)	(66,765)	(53,507)
Income from operations before provision for income taxes	37,938	66,426	162,546	223,197
Provision for income taxes	5,174	12,902	39,564	53,904
Net income	$32,764	$53,524	$122,982	$169,293

Net income per common share:
Basic	$0.90	$1.48	$3.39	$4.69
Diluted	$0.90	$1.47	$3.37	$4.66
Weighted average common shares outstanding:
Basic	36,329	36,167	36,269	36,100
Diluted	36,526	36,340	36,505	36,329

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

H&E EQUIPMENT SERVICES, INC.

SELECTED BALANCE SHEET DATA (unaudited)

(Amounts in thousands)

	December 31, 2024	December 31, 2023
Cash	$16,413	$8,500
Rental equipment, net	1,841,855	1,756,578
Total assets	2,795,530	2,639,886
Total debt (1)	1,453,311	1,434,661
Total liabilities	2,173,050	2,105,597
Stockholders' equity	622,480	534,289
Total liabilities and stockholders' equity	$2,795,530	$2,639,886

(1)
Total debt consists of the aggregate amounts on the senior unsecured notes, senior secured credit facility, and finance lease obligations.

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2024			2024
	As Reported	Adjustment		As Adjusted
Gross profit	$167,601	$—		$167,601
Selling, general and administrative expenses	116,996	(4,394)	(2)	112,602
Gain on sale of property and equipment, net	(3,216)	—		(3,216)
Income from continuing operations	53,821	4,394		58,215
Interest expense	(17,590)	—		(17,590)
Other income, net	1,707	—		1,707
Income from continuing operations before provision for income taxes	37,938	4,394		42,332
Provision for income taxes	5,174	1,081		6,255
Net income from continuing operations	$32,764	$3,313		$36,077

Net income	$32,764	$3,313		$36,077

Basic - Net income per common share (1)	$0.90	$0.09		$0.99
Diluted - Net income per common share (1)	$0.90	$0.09		$0.99

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.
(2)
Adjustment relates to transaction expenses incurred.

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2024			2024
	As Reported	Adjustment		As Adjusted
Gross profit	$675,200	$—		$675,200
Selling, general and administrative expenses	455,554	(4,394)	(2)	451,160
Gain on sale of property and equipment, net	(9,665)	—		(9,665)
Income from continuing operations	229,311	4,394		233,705
Interest expense	(72,954)	—		(72,954)
Other income, net	6,189	—		6,189
Income from continuing operations before provision for income taxes	162,546	4,394		166,940
Provision for income taxes	39,564	1,081		40,645
Net income from continuing operations	$122,982	$3,313		$126,295

Net income	$122,982	$3,313		$126,295

Basic - Net income per common share (1)	$3.39	$0.09		$3.48
Diluted - Net income per common share (1)	$3.37	$0.09		$3.46

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.
(2)
Adjustment relates to transaction expenses incurred.

	Twelve Months Ended December 31,
	2023		2023
	As Reported	Adjustment	As Adjusted
Gross profit	$684,461	$—	$684,461
Selling, general and administrative expenses	405,432	—	405,432
Impairment of goodwill	5,714	(5,714)	—
Gain on sale of property and equipment, net	3,389	—	3,389
Income from continuing operations	276,704	5,714	282,418
Interest expense	(60,891)	—	(60,891)
Other income, net	7,384	—	7,384
Income from continuing operations before provision for income taxes	223,197	5,714	228,911
Provision for income taxes	53,904	1,307	55,211
Net income from continuing operations	$169,293	$4,407	$173,700

Net income	$169,293	$4,407	$173,700

Basic - Net income per common share (1)	$4.69	$0.12	$4.81
Diluted - Net income per common share (1)	$4.66	$0.12	$4.78

(1)
Because of the method used in calculating per share data, the summation of the above per share data may not necessarily total to the as adjusted per share data.

- MORE -

H&E Rentals Reports Fourth Quarter 2024 Results

February 21, 2025

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net Income	$32,764	$53,524	$122,982	$169,293
Interest Expense	17,590	16,349	72,954	60,891
Provision for income taxes	5,174	12,902	39,564	53,904
Depreciation	109,701	98,330	423,757	381,959
Amortization of intangibles	2,597	1,407	10,265	6,455

EBITDA	$167,826	$182,512	$669,522	$672,502

Impairment of goodwill	—	—	—	5,714
Non-cash stock-based compensation expense	2,630	2,722	11,236	10,026
Transaction expense	4,394	—	4,394	—

Adjusted EBITDA	$174,850	$185,234	$685,152	$688,242

- MORE -

H&E Equipment Services Reports Fourth Quarter 2024 Results

February 21, 2025

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
RENTAL
Equipment rentals (1)	$282,965	$280,576	$1,108,273	$1,051,632
Rental other	36,460	36,298	145,052	134,520
Total equipment rentals	319,425	316,874	1,253,325	1,186,152

RENTAL COST OF SALES
Rental depreciation	96,340	88,876	375,330	347,022
Rental expense	42,571	39,649	173,994	156,818
Rental other	36,935	35,492	142,434	128,873
Total rental cost of sales	175,846	164,017	691,758	632,713

RENTAL REVENUES GROSS PROFIT
Equipment rentals	144,054	152,051	558,949	547,792
Rentals other	(475)	806	2,618	5,647
Total rental revenues gross profit	$143,579	$152,857	$561,567	$553,439

RENTAL REVENUES GROSS MARGIN
Equipment rentals	50.9%	54.2%	50.4%	52.1%
Rentals other	-1.3%	2.2%	1.8%	4.2%
Total rental revenues gross margin	44.9%	48.2%	44.8%	46.7%

(1)
Pursuant to SEC Regulation S-X, the Company's equipment rental revenues are aggregated and presented in our unaudited condensed consolidated statements of operations in this press release as a single line item, “Equipment Rentals.” The above table disaggregates the Company's equipment rental revenues for discussion and analysis purposes only.

-End-